Exhibit 99.1

FOR IMMEDIATE RELEASE
January 10, 2019

Origin Bancorp, Inc. Announces Schedule for Fourth Quarter and Full Year 2018 Earnings Release and Conference Call

RUSTON, LA., January 10, 2019 - Origin Bancorp, Inc. (Nasdaq: OBNK) (“Origin”), the financial holding company for Origin Bank, plans to issue fourth quarter and full year 2018 results after the market closes on Wednesday, January 23, 2019, and hold a conference call to discuss such results on Thursday, January 24, 2019, at 8:00 a.m. Central (9:00 am Eastern). The conference call will be hosted by Drake Mills, Chairman, President and CEO, Steve Brolly, Chief Financial Officer, and Lance Hall, President of Origin Bank.

Conference Call and Live Webcast
To participate in the live conference call, please dial (877) 270-2148; International: (412) 902-6510 and request to be joined into the Origin Bancorp, Inc. (OBNK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the Investor Relations, News & Events, Events & Presentations link or directly by visiting https://services.choruscall.com/links/obnk190124.html.

Conference Call Webcast Archive
If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.

About Origin Bancorp, Inc.
Origin is a financial holding company for Origin Bank, headquartered in Ruston, Louisiana, which provides a broad range of financial services to small and medium-sized businesses, municipalities, high net-worth individuals and retail clients from 41 banking centers located from Dallas/Fort Worth, Texas across North Louisiana to Central Mississippi, as well as in Houston, Texas. For more information, visit www.origin.bank.

Contact Information
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank

Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank